Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of September 27, 2018 is entered into by and among Axar Capital Management, LP, a Delaware limited partnership (“Axar”), Axar GP, LLC, a Delaware limited liability company (“Axar GP”), Axar Master Fund, Ltd., a Cayman Islands exempted limited partnership (the “Axar Funds,” and together with Axar and Axar GP, the “Axar Entities”), Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors, LLC (“ACII”), and StoneMor GP Holdings LLC, a Delaware limited liability company (“GP Holdings” and together with ACII, the “ACII Entities”) and StoneMor GP LLC, a Delaware limited liability company (the “Company”) and StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”). The Axar Entities, ACII Entities, the Company, the Partnership and each Permitted Transferee (as hereinafter defined) are sometimes referred to herein collectively as the “Parties,” and individually as a “Party.”

WHEREAS, each of the ACII Entities and the Axar Entities own the number of common units representing limited partner interests (“Common Units”) in the Partnership set forth opposite such Party’s name in Exhibit A (all such Common Units, together with (a) any other limited partner interests in the Partnership (whether Beneficially Owned or owned of record by such Party) or (b) rights to acquire such limited partner interests, in each case acquired (whether Beneficially or of record) by a Party after the date hereof and prior to the Expiration Date (defined below), including any limited partner interests in the Partnership or rights to acquire such limited partner interests acquired by means of purchase, exchange, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Partnership, the Company, GP Holdings, and Hans Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of GP (“Merger Sub,” and together with GP, GP Holdings and the Partnership, the “Partnership Entities”), have entered into that certain Merger and Reorganization Agreement (the “Merger Agreement”; capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement), pursuant to which, among other things, (i) GP Holdings will contribute all of its Common Units (the “GP Holdings’ Common Units”) to the Company and immediately following receipt thereof, the Company will contribute the GP Holdings’ Common Units to StoneMor LP Holdings, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of GP (“LP Sub”) and LP Sub will become a unitholder of the Partnership, (ii) the Company will convert into a Delaware corporation (the “Conversion”) to be named “StoneMor Inc.” and all of the limited liability company interests of the Company held by GP Holdings prior to the Conversion will convert into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (iii) Merger Sub will merge with and into the Partnership with the Partnership surviving and with the Company as its sole general partner and LP Sub as its sole holder of Common Units, and each Outstanding Common Unit (other than those held by LP Sub) being converted into the right to receive one share of Common Stock (the “Reorganization”);

WHEREAS, the adoption of the Merger Agreement by the holders of at least majority of the issued and outstanding Common Units entitled to vote as of the record date is a condition to the consummation of the Reorganization; and

WHEREAS, as a condition to the willingness of the Partnership Entities to enter into the Merger Agreement and as an inducement and in consideration therefor, the Parties have agreed to enter into this Agreement concurrently with the entry by the Partnership Entities into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. From and after the date hereof until the earlier of (A) the consummation of the Reorganization and (B) the termination of the Merger Agreement (such earlier date, the “Expiration Date”), each of the Parties irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the unitholders of the Partnership, however called, such Party (in its capacity as a record holder or Beneficial Owner of Securities and not in any other capacity) will, and will cause any of its Affiliates that hold Securities in the Partnership to, appear at such meeting or otherwise cause all of its and its Affiliates’ Securities to be counted as present thereat for purposes of calculating a quorum and vote or cause to be voted (including by proxy or written consent, if applicable) all of its and its Affiliates’ Securities with respect to each meeting at which a vote of such Securities is requested (a “Merger Proposal”) (i) in favor of the Merger Proposal (and, in the event that the Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of the Merger Proposal), and in favor of any other matter presented or proposed as to approval of any part or aspect thereof or any other transactions or matters contemplated by the Merger Agreement, (ii) against any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement, (iii) against any other action, agreement or transaction that is intended, that would reasonably be expected, or the effect of which would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the performance of its obligations under this Agreement, (iv) against (x) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement contained in the Merger Agreement by any party thereto and (y) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect any of the transactions contemplated by the Merger Agreement or this Agreement, and (v) in favor of any other matter necessary or desirable to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (i) through (v), the “Required Votes”). For purposes of this Agreement, “Person” means any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization and “Affiliates” means, with respect to any Person, any other

Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

If a Party is the Beneficial Owner, but not the record holder, of any Securities, such Party agrees to take all actions necessary to cause the record holder of such Securities and any nominees to vote all of such Securities in accordance with this Section 1.1 and otherwise to cause such record holder to comply with such Party’s obligations under this Agreement. For purposes of this Agreement, “Beneficial Owner” has the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(1) of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and “record holder” has the meaning ascribed thereto in the Partnership Agreement.

Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

A. FROM AND AFTER THE DATE HEREOF UNTIL THE EXPIRATION DATE, EACH PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, THE COMPANY AND ANY DESIGNEE THEREOF AS SUCH PARTY’S AND ITS AFFILIATES’ PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF SUCH PARTY AND ITS AFFILIATES, TO VOTE OR CAUSE TO BE VOTED (INCLUDING BY PROXY OR WRITTEN CONSENT, IF APPLICABLE) ITS AND ITS AFFILIATES’ SECURITIES IN ACCORDANCE WITH THE REQUIRED VOTES.

B. Each Party hereby represents that any proxies heretofore given in respect of its or its Affiliates’ Securities, if any, are revocable, and hereby revokes such proxies.

C. Each Party hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Party and its Affiliates under this Agreement. Each Party hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and, except upon the occurrence of the Expiration Date, is intended to be irrevocable.

Section 1.3 Restrictions on Transfers and Other Actions.

A. Each of the ACII Entities and the Axar Entities hereby agrees that, from the date hereof until the Expiration Date, it shall not, and shall cause its Affiliates not to, directly or indirectly, except in connection with the consummation of the Reorganization or as expressly contemplated by the Merger Agreement, (i) Transfer any Securities Beneficially Owned or owned of record by such Party or such Party’s Affiliates; provided, however, that the foregoing restriction shall not apply to Transfers between or among a Party and its Affiliates (each, a “Permitted Transferee”) provided that, in the case of a Transfer from a Party to one or more of such Party’s Affiliates, such transferee executes and delivers to the Company a joinder agreement in the form of Exhibit B hereto, (ii) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) initiate, participate in, or knowingly encourage or facilitate any litigation or other proceeding challenging or seeking to enjoin or prevent the Reorganization or the Merger Agreement or any Merger Proposal, or (iv) acquire additional Securities in the Partnership if such acquisition could cause such Party, together with its Affiliates (other than the Company and its Affiliates), to own beneficially in excess of 19.99% of any Partnership Securities (as defined in the Partnership Agreement) of any class then outstanding; provided, however, that Axar, ACII and their respective Affiliates shall have the right to participate pro rata, based on their respective ownership percentage of the issued and outstanding equity interests of the Partnership, in any equity capital raise of the Partnership or its Affiliates (unless such participation could cause such Party, together with its Affiliates (other than the Company and its Affiliates), to own beneficially in excess of 19.99% of any Partnership Securities of any class then outstanding). In addition, each of the Axar Entities hereby agrees that, from the date hereof until the Expiration Date, it shall not, and shall cause its Affiliates not to, directly or indirectly, except in connection with the consummation of the Reorganization or as expressly contemplated by the Merger Agreement and the Nomination and Director Voting Agreement by and among the Company, the Axar Entities and the ACII Entities (the “Director Voting Agreement”) and provided that the Company is not in breach of the Merger Agreement and the Company and the ACII Entities are not in breach of the Director Voting Agreement, in each case which breach is not cured within ten (10) days following receipt by the breaching party of written notice of such breach, (v) participate in solicitations of proxies with respect to any Securities of the Partnership, (w) except with the prior consent of the Company, make public announcements regarding the Reorganization or other extraordinary transactions involving the Partnership or its Affiliates, (x) seek representation on the board of directors of the Company (the “Company Board”) or take any actions to control or influence management of the Company or the Company Board, (y) participate in, create or join any “group” within the meaning of Section 13(d)(3) of the Exchange Act, with respect to any Securities, or (z) agree to take or publicly propose any of the foregoing actions. For purposes of this Agreement, “Transfer” means directly or indirectly, to sell, transfer (by gift or otherwise), assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer (by gift or otherwise), assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise). Any Transfer in violation of this Section 1.3 shall be null and void.

B. Notwithstanding any other provision of this Agreement, the terms of this Agreement shall not limit, restrict or impair any Party’s ability, or any of their respective Affiliates’ ability, in connection with an action conducted with the approval of the Company Board (provided that no such approval shall be required with respect to clause (iv) below), to directly or indirectly (i) propose, commit on, participate in or make a loan or other debt financing to the Partnership or any of its Subsidiaries, (ii) propose, commit on, participate in or provide debt financing to a prospective buyer regarding the Partnership or any of its Subsidiaries or assets in a negotiated transaction with the Partnership, or finance a third party’s effort to make a loan or other debt financing to the Partnership or any of its Subsidiaries in a negotiated transaction with the Partnership or any of its Subsidiaries, (iii) participate in any process conducted pursuant to which the Partnership or any of its Subsidiaries proposes to issue any additional equity interests, arrange for any debt financing or other transaction in which any of the businesses or assets of the Partnership or any of its Subsidiaries are proposed to be sold or otherwise disposed of, in each case in accordance with the parameters of such process determined by the Company Board, or (iv) purchase debt of the Partnership or its Subsidiaries in secondary market transactions. The term “debt” as used in this paragraph shall include, without limitation, institutional debt (bank or otherwise), commercial paper, notes, debentures, bonds, other evidences of indebtedness and debt securities, but shall not include any debt convertible or exchangeable for equity.

Section 1.4 Injunction. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Date a Governmental Authority of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Parties or their respective Affiliates from (x) consummating the transactions contemplated by the Reorganization or (y) taking any action pursuant to Section 1.1 or Section 1.2 of this Agreement, then (i) the obligations of each Party set forth in Section 1.1 and the irrevocable proxy and power of attorney in Section 1.2 shall be of no force and effect for so long as such order is in effect and, in the case of clause (y), solely to the extent such order restrains, enjoins or otherwise prohibits such Party or its Affiliates from taking any such action, and (ii) each Party shall cause its and its Affiliates’ Securities not to be represented in person or by proxy at any meeting at which a vote of such Securities on the Merger Agreement is requested. Notwithstanding anything to the contrary in this Section 1.4, the restrictions and obligations set forth in Section 1.3 shall continue to apply with respect to the Securities until the Expiration Date.

Section 1.5 Confidentiality.

A. In connection with the negotiation, execution, exercise of rights under and consummation of the transactions contemplated by this Agreement and the Merger Agreement, ACII and the Axar Entities may have received and may receive in the future certain confidential, non-public and proprietary information concerning the business, operations and assets of the Partnership and its Subsidiaries (collectively, the “Confidential Information”). The Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of acts by such Party or their respective Representatives in breach of the terms of this Agreement or any confidentiality obligation owed to the Partnership or its Affiliates, (ii) is in the possession of such Party or any of their respective Representatives prior to disclosure by or on behalf of the Partnership, (iii) is disclosed to such Party or any of their respective Representatives by a third party who is not known by such Party or any such Representatives to owe an obligation of confidentiality to the Partnership with respect to such information or (iv) is independently developed by or on behalf of such Party without use of or reference to the Confidential Information and without any breach of the terms of this Agreement.

B. The ACII Entities and the Axar Entities agree that, prior to the one year anniversary of the Expiration Date, they shall, and shall cause their respective Representatives to, keep the Confidential Information confidential, not disclose any of the Confidential Information in any manner whatsoever, and not use the Confidential Information; provided, however, that, unless prohibited by applicable Law, (i) the ACII Entities or the Axar Entities may make any disclosure of information contained in the Confidential Information to which the Partnership gives its prior written consent, (ii) any Confidential Information may be disclosed by the ACII Entities and the Axar Entities (A) to their Affiliates and their respective Affiliates’ directors, officers, employees, agents, attorneys, accountants, financial advisors and other representatives (collectively “Representatives”) and (B) to its or its Affiliates’ investors or potential investors in a manner that is consistent with ordinary course communications with its investors or potential investors prior to the date hereof, in each of (A) and (B) which such ACII Entity or such Axar Entity, as applicable, informs of the confidential nature of such information and who agree to keep such information confidential and to use such information only in accordance with the terms of this Agreement, and (iii) Confidential Information may be disclosed to the extent advised by legal counsel that such disclosure is required by Law, rule, or regulation of any Governmental Authority or National Securities Exchange that has, or may have, jurisdiction over any Party or its Affiliates or the Partnership, as the case may be. Each Party shall be responsible for any breach of the terms of this Section 1.5 by any of its Representatives.

C. Each of the ACII Entities and the Axar Entities acknowledges that it is aware, and will advise all those to whom Confidential Information is disclosed, that United States securities laws prohibit any Person who has material, non-public information concerning a publicly traded company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

ARTICLE II

CAPACITY

Section 2.1 Capacity. Each Party that is a natural person who is or becomes a party to this Agreement is party solely in his or her capacity as a record holder or Beneficial Owner of Securities, and nothing contained herein shall in any way limit or affect any actions taken by such natural person in his or her capacity as a director, officer or employee of the Company or the Partnership, and no action taken in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE PARTIES

Section 3.1 Representations and Warranties. Each Party represents and warrants, for itself only, as follows: (a) such Party has the requisite trustee, limited partnership or limited liability company, as applicable, power and authority to execute, deliver and perform such Party’s obligations under this Agreement and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by such Party, (c) assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes the valid and binding agreement of such Party, enforceable against such Party in accordance with its terms (except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Law affecting the enforcement of creditors’ rights generally or by general equitable principles), (d) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Party have been duly authorized by all necessary trustee, limited partnership or limited liability company, as applicable, and action on the part of such Party and do not and will not conflict with or violate any Laws or agreements binding upon such Party, nor require any authorization, consent or approval of any Governmental Authority required to be obtained by such Party, or a filing with any Governmental Authority required to be made by such Party, (e) as of the date hereof, such Party is the Beneficial Owner or record owner (as indicated in Exhibit A) of the number of Securities described in Exhibit A, and (f) except for the restrictions created under this Agreement, the Securities Act or applicable “blue sky” laws, such Party is the Beneficial Owner and record owner of all such Securities free and clear of any proxy, voting restriction, adverse claim or other Lien and has sole voting power with respect to such Securities and sole power of disposition with respect to all such Securities, with no restrictions on such Party’s rights of voting or disposition pertaining thereto, and no person other than such Party has any right to direct or approve the voting or disposition of any of such Securities.

Section 3.2 Certain Other Agreements. Each of the ACII Entities and the Axar Entities hereby:

A. irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Reorganization that such Party or its Affiliates may have with respect to the Securities;

B. agrees to promptly notify the other Parties and the Partnership of the number of any additional Securities acquired by such Party or any of its Affiliates after the date hereof and prior to the Expiration Date; and, for the avoidance of doubt, any such Securities shall be subject to the terms of this Agreement as though owned by such Party on the date hereof;

C. agrees to permit the Company, the Partnership and their respective Subsidiaries to publish and disclose in any announcement or disclosure required by the SEC, the Partnership’s Proxy Statement and the Company’s Registration Statement such Party’s identity and ownership of the Securities and the nature of such Party’s commitments, arrangements and understandings under this Agreement;

D. shall and does authorize the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop Transfer order with respect to all of its and its Affiliates’ Securities (and that this Agreement places limits on the voting and Transfer of such Securities); provided that the Partnership or its counsel further notifies the Partnership’s transfer agent to lift and vacate the stop Transfer order with respect to such Securities following the termination of this Agreement in accordance with its terms;

E. agrees that, prior to the Expiration Date, and except as contemplated hereby, it shall not knowingly take any action that would reasonably be expected to make any representation or warranty of such Party contained in Section 3.1 untrue or incorrect or have the effect of preventing or disabling such Party from performing its obligations under this Agreement.

F. represents, covenants and agrees that, except as contemplated by this Agreement, neither it nor its Affiliates (a) has entered into, or shall enter into at any time prior to the Expiration Date, any voting agreement or voting trust with respect to any Securities and (b) has granted, or shall grant at any time prior to the Expiration Date, a proxy or power of attorney with respect to any of its or its Affiliates’ Securities, in any such case, that is inconsistent with such Party’s obligations pursuant to this Agreement.

ARTICLE IV

TERMINATION

This Agreement shall terminate and be of no further force or effect upon the earliest of (x) the Expiration Date, (y) the date that any amendment to the Merger Agreement that adversely affects the rights of any Axar Entity without the written consent of the Axar Entities, and (z) June 30, 2019. Notwithstanding the preceding sentence, Section 1.5, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV relieves any Party of any liability for any breach of any covenant or agreement contained herein occurring prior to termination.

ARTICLE V

MISCELLANEOUS

Section 5.1 Expenses. Each Party shall bear its expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Reorganization and the other transactions contemplated by the Merger Agreement are effected.

Section 5.2 Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or through electronic transmission or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses (or at such other address for a Party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

If to the Axar Entities, to:

Axar Capital Management, LP

1330 Avenue of the Americas, 30th Floor

New York, NY 10019

Attention: Andrew Axelrod

Email: aaxelrod@axarcapital.com

With a copy to (which does not constitute notice):

Schulte Roth & Zabel LLP

919 Third Avenue

New York NY 10022

Attention: Stuart Freedman, Esq.

Email: Stuart.Freedman@srz.com

If to the ACII Entities, to:

American Cemeteries Infrastructure Investors LLC

c/o American Infrastructure Funds

950 Tower Lane

Suite 800

Foster City, CA 94404

Attention: Robert B. Hellman, Jr.

Email: bhellman@aimlp.com

With a copy to (which does not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: David P. Oelman

Email: doelman@velaw.com

If to the Partnership:

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Attention: General Counsel

Email: aso@stonemor.com

With a copy to (which does not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: David P. Oelman

Email: doelman@velaw.com

Notices will be deemed to have been received (i) on the date of receipt if delivered by hand or nationally recognized overnight courier service (ii) in the case of electronic transmission, on the date receipt of such electronic transmission is confirmed in writing or by electronic transmission or (iii) on the date five (5) Business Days after dispatch by certified or registered mail.

Section 5.1 Non-Survival of Representations and Warranties. The representations and warranties of the Parties contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

Section 5.2 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, the Company has consented in writing to such amendment or waiver and such amendment or waiver is in writing and signed (a) in the case of an amendment, by each of the Parties, and (b) in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.3 Assignment. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the Company and the other Parties hereto.

Section 5.4 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the Parties hereto.

Section 5.5 Entire Agreement. This Agreement, the Merger Agreement and the Nomination and Director Voting Agreement by and among the Axar Entities, the ACII Entities, GP Holdings and GP dated as of the date hereof, constitutes the entire agreement and understanding of the Parties hereto with respect to the matters herein and supersedes all prior agreements and understandings on such matters.

Section 5.6 Intended Third-Party Beneficiaries. The provisions of this Agreement are binding upon, inure to the benefit of the Parties hereto and their respective successors and assigns and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors.

Section 5.7 Jurisdiction; Specific Performance; Waiver of Jury Trial.

A. The Parties hereto submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or, to the extent required by applicable Law, in such Federal court. The Parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any Delaware state or Federal court located in the State of Delaware and the defense of an inconvenient forum to the maintenance of such claim in any such court.

B. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties and the Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 5.8(b) in the Delaware Court of Chancery or any state or federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) a Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party nor the Partnership shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.8(b), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

C. To the extent not prohibited by applicable Law that cannot be waived, each Party hereby irrevocably waives and covenants that it will not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising in whole or in part under, related to, based on, or in connection with, this Agreement or the subject matter hereof, whether now existing or hereafter arising and whether sounding in tort or contract or otherwise. Any Party may file an original counterpart or a copy of this Section 5.8(c) with any court as written evidence of the consent of each such Party to the waiver of its right to trial by jury.

Section 5.8 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.

Section 5.9 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (h) this Agreement has been jointly prepared by the Parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any Party had a greater or lesser hand in drafting this Agreement; (i) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (j) any references herein to a particular Section or Schedule means a Section or Schedule to this Agreement unless otherwise expressly stated herein; (k) all references to days mean calendar days unless otherwise provided; and (l) any exhibits attached hereto are deemed a part of this Agreement and are incorporated by reference herein.

Section 5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by customary means of electronic transmission (e.g., pdf) will be effective as delivery of a manually executed counterpart hereof.

Section 5.11 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 5.12 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 5.13 Obligations. For purposes of clarity, the representations and warranties of the Parties made in this Agreement, and each Party’s obligations set forth in this Agreement, shall be applied and enforced on a several and not joint and several basis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

AXAR CAPITAL MANAGEMENT, LP

By:	Axar GP, LLC, its general partner

By:	/s/ Andrew Axelrod
Name:	Andrew Axelrod
Title:	Sole Member

AXAR GP, LLC

By:	/s/ Andrew Axelrod
Name:	Andrew Axelrod
Title:	Sole Member

AXAR MASTER FUND, LTD.

By:	/s/ Andrew Axelrod
Name:	Andrew Axelrod
Title:	Authorized Signatory

ROBERT B. HELLMAN, JR., AS TRUSTEE UNDER THE VOTING AND INVESTMENT TRUST AGREEMENT FOR THE BENEFIT OF AMERICAN CEMETERIES INFRASTRUCTURE INVESTORS, LLC

By:	/s/ Robert B. Hellman, Jr.
Name:	Robert B. Hellman, Jr.
Title:	Trustee

STONEMOR GP HOLDINGS LLC

By:	/s/ Robert B. Hellman, Jr.
Name:	Robert B. Hellman, Jr.
Title:	Authorized Person

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its general partner

By:	/s/ Joseph M. Redling
Name:	Joseph M. Redling
Title:	President and Chief Executive Officer

Exhibit A

Party Name	Common Units	Form of Ownership (Beneficial or of Record)
Axar Capital Management, LP	6,872,773	Beneficial
Axar GP, LLC	6,872,773	Beneficial
Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors, LLC	2,364,162	Record
StoneMor GP Holdings LLC	2,332,878	Record

Exhibit B

FORM OF JOINDER

JOINDER AGREEMENT

This Joinder Agreement is made this          day of                     , 20        , by and between                      (the “Permitted Transferee”) and StoneMor GP LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the Voting and Support Agreement dated as of                      by and among the Company and the other parties thereto (the “Agreement”) and the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company and the ACII Entities and the Axar Entities have agreed in the Agreement that all Persons to whom Securities are transferred from one or both ACII Entities or one or more of the Axar Entities in accordance with the Agreement must enter into a Joinder Agreement binding such Person to the same extent as if such Person was an original party thereto and imposing the same restrictions and obligations on such Person as are imposed upon the ACII Entities and the Axar Entities under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Permitted Transferee of the Securities, the Permitted Transferee acknowledges and hereby joins in, and agrees to be bound by, the Agreement as a Party and shall have all of the restrictions and obligations of a Party under the terms and conditions of the Agreement to the same extent as if the Permitted Transferee were an original Party to the Agreement.

This Joinder Agreement shall be attached to and become a part of the Agreement.

The provisions of Article V of the Agreement shall apply mutatis mutandis to this Agreement.

IN WITNESS WHEREOF, the undersigned hereto execute this Joinder Agreement effective as of the date first above written.

StoneMor GP LLC

By:
Name:
Title:

PERMITTED TRANSFEREE:
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By:
Name:
Title: